Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-55805, 333-61881, 333-64175, 333-66755, 333-71933, 333-116578 and 333-160914), Form S-4 (Nos. 333-09043, 333-41563, 333-60123, 333-75120 and 333-113239) and Form S-8 (Nos. 333-88390, 333-00695, 333-116563, 333-25213, 333-39970, 333-47535, 333-51244, 333-66759, 333-83161, 333-83159, 333-91416 and 333-159952) of Saks Incorporated of our report dated March 18, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Birmingham, Alabama

March 18, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91416) of Saks Incorporated of our report dated March 18, 2011 relating to the financial statements of the Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.1 in this Form 10-K.

Birmingham, Alabama

March 18, 2011